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                                                                   EXHIBIT 10.24

                            ASSIGNMENT AND ASSUMPTION

                                       OF

                           PURCHASE AND SALE AGREEMENT

                  This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into on October 27, 2003, between Barcelo Crestline Corporation, a Maryland corporation ("Assignor") and Highland Hospitality, L.P., a Delaware limited partnership ("Assignee").

                                    RECITALS

                  WHEREAS, Assignor, as purchaser, and AP/APMC Savannah, L.P., as seller, entered into that certain Purchase and Sale Agreement dated as of September 17, 2003, as amended by that First Amendment to Purchase and Sale Agreement dated as of October 7, 2003, as further amended by that Second Amendment to Purchase and Sale Agreement dated as of October 17, 2003, as further amended by that certain Third Amendment to Purchase and Sale Agreement dated as of October 21, 2003, as further amended by that certain Fourth Amendment to Purchase and Sale Agreement dated as of October 23, 2003 (as amended, the "Purchase Agreement") for the purchase and sale of the Hyatt Regency Savannah hotel as more particularly described therein; and

                  WHEREAS, Assignor desires to assign, and Assignee desires to assume, all of Assignor's right title and interest in, to, and under the Purchase Agreement, all subject to the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

                  1. Assignment and Assumption. Assignor hereby assigns, grants, transfers to Assignee, all of Assignor's right, title, interest and obligation as "Buyer" in, to and under the Purchase Agreement and Assignee hereby assumes, and shall be bound and liable to the same extent as was Assignor under the Purchase Agreement.

                  2. Representations and Warranties of Assignor. Assignor represents and warrants that (a) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate actions on the part of the Assignor, none of which actions have been modified or rescinded, and all of which

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actions are in full force and effect, (b) this Agreement constitutes a valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with its terms, and (c) the execution and performance of this Agreement do not (i) violate any law or order of any court or governmental authority with proper jurisdiction, (ii) result in a breach or default under any contract or commitment binding on Assignor or its assets, or (iii) require any consent or vote that has not been taken or given.

                  3. Representations and Warranties of Assignee. Assignee represents and warrants that (a) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate actions on the part of the Assignee, none of which actions have been modified or rescinded, and all of which actions are in full force and effect, (b) this Agreement constitutes a valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with its terms, and (c) the execution and performance of this Agreement do not (i) violate any law or order of any court or governmental authority with proper jurisdiction, (ii) result in a breach or default under any contract or commitment binding on Assignee or its assets, or (iii) require any consent or vote that has not been taken or given.

                  4. Indemnity. Assignee hereby agrees to indemnify and hold Assignor harmless from and against and all liability, loss, cost, damage, and expense, including, without limitation, reasonable attorneys' fees and expenses incurred by Assignor as a result of Assignee's actions or inactions as "Purchaser" under the Purchase Agreement.

                  5. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  6. Governing Law; Successors and Assigns. This Agreement shall be governed by and shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to conflicts of law principles. This Agreement shall be binding upon the successors and permitted assigns of Assignor and Assignee. Neither this Assignment nor anything set forth herein is intended to, nor shall it, confer any rights on any person or entity other than the parties hereto and all third party rights are expressly negated.

                  7. Counterparts. This Agreement may be executed in separate counterparts, the signatures on which may be by facsimile, none of which need contain the signatures of all parties, each of which shall be deemed to be an

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original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

                  8. Further Assurances. The parties agree that they will take whatever action or actions are found to be reasonably necessary to give force and effect to this Agreement or to any of its provisions.

                  9. Headings. The headings of the sections of this Agreement are for convenience and reference only and shall not limit or otherwise affect the meaning hereof.

                  IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Agreement as of the date first above written.

                                       ASSIGNOR:

                                       BARCELO CRESTLINE CORPORATION

                                       By:       /s/ Bruce D. Wardinski
                                          -------------------------------------
                                       Name:  Bruce D. Wardinski
                                       Title: President and CEO

                                       ASSIGNEE:

                                       HIGHLAND HOSPITALITY, L.P.

                                           By: Highland Hospitality Corporation,
                                               Its General Partner

                                                  By:   /s/ James L. Francis
                                                     ---------------------------
                                                     Name:  James L. Francis
                                                     Title: President and CEO

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